SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2014
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code: (904) 737-0811
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director.

Effective as of November 10, 2014, Body Central Corp. (the “Company”) appointed Celia Clancy, age 58, to serve as an independent member of the Company's Board of Directors. Ms. Clancy is a seasoned senior executive with leadership experience in fashion retail, merchant management and e-commerce. Ms. Clancy is currently the CEO of MCC Retail Consultants which she founded in 2014, providing specialized advisory services in matters of strategic planning, merchandising and product development, marketing and e-commerce, operations and business process improvement. During the time from August 2011 through December 2013, Ms. Clancy served as Chief Executive Officer, President and Director at Ashley Stewart, a private equity portfolio company operating a specialty retail chain serving urban women sizes 12-26 with 180 stores in 20 states and a robust e-commerce business. At Ashley Stewart, Ms. Clancy helped to oversee improved product mix and marketing, e-commerce growth, margin expansion and expense reduction. From 2007 to 2011, Ms. Clancy was President of the AJWright division of TJX Companies, a fast-turn, off-price apparel and home business serving a moderate income, multi-ethnic consumer. During her tenure, the AJWright division turned to profitability and grew from 135 to 162 stores in 20 states. Ms. Clancy served as Senior Operations Consultant for Cerberus Capital Management from 2005 to 2006. Ms. Clancy also served as SVP, General Merchandise Manager of major retailers including Wal-Mart Stores, Inc., where she worked from 1997 to 2005, and Bradlees Stores, where she worked from 1982 to 1997. Ms. Clancy earned her B.A. from Wellesley College.

Ms. Clancy has also been appointed to the Audit and Compensation Committees of the Company’s Board of Directors. In connection with her appointment, the size of the Company’s Board of Directors was increased to nine directors.

(e) Compensatory Arrangements.

On November 6, 2014, the Company’s Board of Directors approved the Body Central Corp. 2015 Annual Incentive Plan (the “Plan”), subject to shareholder approval of the Plan. The purpose of the Plan is to provide cash-based incentive compensation to those officers, executives, and key employees who, in the opinion of the Company, contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and will become effective if approved by the Company’s shareholders.

The Plan provides for the grant of awards, payable in a cash lump sum upon achievement of performance goal(s) for a performance period. With respect to awards made to participants who are not “covered employees” under Section 162(m), or for purposes of reducing the amount payable under an award that is intended to qualify as performance-based compensation under Section 162(m), the performance goal(s) for a particular performance period may include subjective goals.

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 8.01. Other Events.

On November 11, 2014, the Company issued a press release announcing Ms. Clancy’s appointment to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company's management's judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statement other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under "Risk Factors" contained in the Company's reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Body Central Corp. 2015 Annual Incentive Plan.
99.1	Press Release of Body Central Corp. dated November 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

Dated: November 12, 2014	By:	/s/ Timothy J. Benson
Name: Timothy J. Benson
Title: Senior Vice President, Finance and Secretary

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